February 6, 2015
Smithfield Foods ANNOUNCES EARLY TENDER DATE RESULTS
SMITHFIELD, Va., Feb. 6, 2015 (GLOBE NEWSWIRE) - Smithfield Foods, Inc. (“Smithfield”) announced today the early tender results of its previously announced offers to purchase for cash (the “Tender Offers”) its 7.750% Senior Notes due 2017 (CUSIP No. 832248AQ1) (the “2017 Notes”), its 5.250% Senior Notes due 2018 (CUSIP Nos. 86680WAA3 and U86598AA4) (the “2018 Notes”), its 5.875% Senior Notes due 2021 (CUSIP Nos. 86680WAB1 and U86598AB2) (the “2021 Notes”) and its 6.625% Senior Notes due 2022 (CUSIP No. 832248AV0) (the “2022 Notes” and, together with the 2017 Notes, the 2018 Notes and the 2021 Notes, the “Notes”), subject to a maximum aggregate purchase price of up to $275,000,000 (the “Maximum Purchase Price”). The complete terms and conditions of the Tender Offers are set forth in Smithfield’s Offer to Purchase, dated January 23, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal, dated January 23, 2015 (as it may be amended or supplemented from time to time, the “Letter of Transmittal”). Holders are encouraged to read these documents carefully.
As of 5:00 p.m., New York City time, on February 5, 2015 (the "Early Tender Date"), the principal amounts of validly tendered Notes that have not been validly withdrawn pursuant to the Tender Offers and that have been accepted for purchase by Smithfield in accordance with the terms of the Tender Offers are as set forth in the table below.

Title of Security and CUSIP Numbers	Outstanding Principal Amount Prior to Early Tender Date	Maximum Tender Amount	Acceptance Priority Level	Aggregate Principal Amount Tendered	Aggregate Principal Amount to be Accepted for Purchase	Total Offer Consideration (per $1,000)
7.750% Senior Notes due 2017 (CUSIP No. 832248AQ1)	$500,000,000	$55,000,000	1	$132,235,000	$55,000,000	$1,120.00
5.875% Senior Notes due 2021 (CUSIP Nos. 86680WAB1, U86598AB2)	$400,000,000	$45,000,000	2	$45,664,000	$44,948,000	$1,031.25
6.625% Senior Notes due 2022 (CUSIP No. 832248AV0)	$999,625,000	$110,000,000	3	$115,672,000	$109,999,000	$1,068.75
5.250% Senior Notes due 2018 (CUSIP Nos. 86680WAA3, U86598AA4)	$500,000,000	None	4	$126,200,000	$48,161,000	$1,027.50
Smithfield will pay the total offer consideration to the holders of the Notes that have been accepted for purchase, namely $1,120.00 for each $1,000 principal amount of the 2017 Notes, $1,027.50 for each $1,000 principal amount of the 2018 Notes, $1,031.25 for each $1,000 principal amount of the 2021 Notes and $1,068.75 for each $1,000 principal amount of the 2022 Notes, which in each case includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). In addition, Smithfield will pay any accrued and unpaid interest on such accepted Notes up to but not including the payment date for the early tendered Notes, which is expected to be today, February 6, 2015.
Acceptance of Notes for purchase in the Tender Offers is subject to the Maximum Purchase Price, acceptance priorities, maximum tender amounts and proration, all as described in the Offer to Purchase. All Notes that were tendered for purchase prior to the Early Tender Date will have priority over any Notes that are tendered for purchase after the Early Tender Date. Accordingly, as the aggregate purchase price for Notes tendered for purchase prior to the Early Tender Date exceeds the Maximum Purchase Price, no Notes tendered for purchase after the Early Tender Date will be accepted for purchase and Notes not accepted, including Notes not accepted because of proration, will be returned promptly. Validly tendered Notes may no longer be validly withdrawn.
Smithfield has retained Barclays Capital Inc. to serve as the dealer manager for the Tender Offers and has retained D.F. King & Co., Inc. to serve as the information agent and the tender agent for the Tender Offers. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 1-800-884-5882 or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Krystal Scrudato. Questions regarding the Tender Offers may be directed to Barclays Capital Inc. at 1-800-438-3242 (toll-free) or collect (212) 528-7581.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of the Tender Offers. Smithfield is making the Tender Offers only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offers are not being made in any state or other jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such state or other jurisdiction. None of Smithfield, the dealer manager, the information agent or depositary makes any recommendation in connection with the Tender Offers.
Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed-forward looking statements. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with our indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to realize the anticipated strategic benefits of the acquisition of Smithfield Foods, Inc. by WH Group, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described under Part I, Item 1A. "Risk Factors" in Smithfield's Transition Report on Form 10-K for the transition period ended December 29, 2013. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
About Smithfield Foods
Smithfield Foods is a $14 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita® and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.
CONTACT: Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
keiralombardo@smithfieldfoods.com